Exhibit 99.1
Dave & Buster’s Reports Second Quarter 2024 Financial Results
DALLAS, September 10, 2024 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ: PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its second quarter ended August 6, 2024.
Second Quarter 2024 Financial Highlights
•Second quarter revenue of $557.1 million increased 2.8% from the second quarter of 2023.
•Comparable store sales decreased 6.3% compared to the same calendar period in 2023.
•Net income totaled $40.3 million, or $0.99 per diluted share, compared with net income of $25.9 million, or $0.60 per diluted share in the second quarter of 2023. Adjusted Net income totaled $45.7 million, or $1.12 per diluted share, compared with Adjusted Net income of $40.9 million, or $0.94 per diluted share in the second quarter of 2023.
•Adjusted EBITDA of $151.6 million increased 8.1%, or $11.3 million, from the second quarter of 2023.
Other Highlights
•The Company opened two new Dave & Buster's stores in Port St. Lucie, FL and Johnson City, NY in the second quarter. Subsequent to the end of the quarter, the Company opened one new Dave & Buster's store in Barboursville, WV and one new Main Event store in Grand Rapids, MI.
•The Company remodeled nine Dave & Buster's stores in the second quarter.
•The Company closed on its previously announced sale leaseback transaction for the real estate of two Dave & Buster's stores with an institutional real estate investor and generated $45.0 million in proceeds.
•During the second quarter, the Company repurchased $47.4 million of shares, bringing its total repurchases year to date to $60.0 million representing 1.2 million shares or 3.1% of the Company's outstanding shares as of the end of fiscal 2023. The Company has $140.0 million remaining on its share repurchase authorization.

“We are pleased with the progress we are making on our strategic initiatives and on the strong financial results achieved during the quarter. During the quarter, we grew Revenue and Adjusted EBITDA, expanded our Adjusted EBITDA margins and generated strong operating cash flow which allowed us to invest in the business and return cash to shareholders. We have also continued to make significant progress toward our strategic goals. Our fully programmed remodels continue to perform well and we are excited about the remodels that have recently opened and will open throughout the remainder of Fiscal 2024 and beyond,” said Chris Morris, Dave & Buster's Chief Executive Officer. “Our new menu continues to be well received by our guests, as indicated by our improving F&B performance and guest satisfaction scores. We continue to refine our menu and are excited about the next phase of our menu rollout that just occurred in August. We have also continued to test our games and F&B pricing levels which have benefited our top line and margins and which we expect to bear more fruit going forward as we optimize our pricing strategies. Additionally, we have seen material improvement in our special events business with substantial growth in same store sales in the quarter and year to date and our forward bookings for fiscal 2024 are currently significantly above the prior year. Further, we have continued to open up new domestic stores which have consistently performed in line with or above expectations. We have also managed our cost structure well which has enabled us to expand our Adjusted EBITDA margins while still delivering a high-quality experience to our customers. While we are disappointed with our same store sales performance during the quarter in this complex and challenging environment, we are laser focused on our medium-term goals and encouraged by the progress we are making on each of the initiatives. We fully expect the impact of our initiatives to lead to growth in same store sales, revenue, EBITDA and cash flow in the coming quarters.”

Second Quarter 2024 Results
Total revenue was $557.1 million, an increase of 2.8% from $542.1 million in the second quarter of 2023.
Comparable store sales decreased 6.3% versus the comparable 93 days of 2023. The comparable 93 days of 2023 (May 8, 2023 through August 8, 2023) used in this calculation differ from the Company's fiscal second quarter of 2023 to properly align the most comparable days of the calendar due to the calendar shift resulting from fiscal 2023 consisting of 53 weeks, as well as the two additional days in the Company's fiscal second quarter of 2024 resulting from the Company optimizing its fiscal periods to end on a Tuesday rather than a Sunday to gain operational efficiencies.
Operating income totaled $84.5 million, or 15.1% of revenue, compared with operating income of $77.1 million, or 14.3% of revenue in the second quarter of 2023.
Net income totaled $40.3 million, or $0.99 per diluted share, compared with net income of $25.9 million, or $0.60 per diluted share in the second quarter of 2023. Adjusted Net income totaled $45.7 million, or $1.12 per diluted share, compared with Adjusted Net income of $40.9 million, or $0.94 per diluted share in the second quarter of 2023.
Adjusted EBITDA totaled $151.6 million, or 27.2% of revenue, compared with Adjusted EBITDA of $140.3 million, or 25.9% of revenue in the second quarter of 2023.
Store operating income before depreciation and amortization totaled $176.5 million, or 31.7% of revenue, compared with store operating income before depreciation and amortization of $162.4 million, or 30.0% of revenue in the second quarter of 2023.
Balance Sheet, Liquidity, Cash Flow and Share Repurchases
The Company generated $101.8 million in operating cash flow during the second quarter, ending the quarter with $13.1 million in cash and $481.0 million of availability under its $500.0 million revolving credit facility. The Company ended the quarter with a Net Total Leverage Ratio of 2.3x as defined under its credit agreement as the ratio of the aggregate principal amount of any Consolidated Debt less Unrestricted Cash and unrestricted Permitted Investments to Credit Adjusted EBITDA (each as defined in the credit agreement). The Company's maximum permitted Net Total Leverage Ratio is 3.5x.
Year to date, the Company has repurchased 1.2 million shares at a total cost of $60.0 million and representing 3.1% of the Company's outstanding shares as of the end of fiscal 2023. The Company has $140.0 million remaining on its share repurchase authorization.
Quarterly Report on Form 10-Q Available
The Company’s Quarterly Report on Form 10-Q, which will be available at www.sec.gov and on the Company’s investor relations website, contains a thorough review of its financial results for the second quarter ended August 6, 2024.
Investor Conference Call and Webcast
Management will host a conference call to report these results on Tuesday, September 10, 2024 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). A live and archived webcast of the conference call will be available at ir.daveandbusters.com. Additionally, participants can access the conference call by dialing toll-free (877) 883-0383. The international dial-in for participants is (412) 902-6506. The participant entry number is 9052204. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (877) 344-7529 or by the international toll number (412) 317-0088. The replay access code is 2368891.

About Dave & Buster’s Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 226 venues in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 166 Dave & Buster’s branded stores in 43 states, Puerto Rico, and Canada and offers guests the opportunity to "Eat Drink Play and Watch," all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 60 Main Event branded stores in 21 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains forward-looking statements. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not a guarantee of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this release as a result of various factors, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on April 2, 2024. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this release, such results or developments may not be indicative of results or developments in subsequent periods.
Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Credit Adjusted EBITDA (calculated in accordance with the Company’s Credit Facility), Store operating income before depreciation and amortization, Adjusted Net income, and Adjusted net income per share - Diluted, reconciliations of which can be found on the following pages (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.
For Investor Relations Inquiries:
Cory Hatton, VP Investor Relations & Treasurer
Dave & Buster’s Entertainment, Inc.
Cory.Hatton@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(unaudited, in millions, except per share amounts)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 6, 2024 (1)		July 30, 2023 (1)		August 6, 2024 (1)		July 30, 2023 (1)
Entertainment revenues	$375.7	67.4%	$360.8	66.6%	$761.4	66.5%	$753.9	66.2%
Food and beverage revenues	181.4	32.6%	181.3	33.4%	383.8	33.5%	385.5	33.8%
Total revenues	557.1	100.0%	542.1	100.0%	1,145.2	100.0%	1,139.4	100.0%
Cost of entertainment (2)	32.9	8.8%	35.3	9.8%	66.1	8.7%	70.5	9.4%
Cost of food and beverage (2)	48.9	27.0%	51.8	28.6%	103.0	26.8%	110.9	28.8%
Total cost of products	81.8	14.7%	87.1	16.1%	169.1	14.8%	181.4	15.9%
Operating payroll and benefits	131.2	23.6%	127.0	23.4%	272.8	23.8%	257.6	22.6%
Other store operating expenses (2)	167.6	30.1%	165.6	30.5%	343.7	30.0%	331.6	29.1%
General and administrative expenses	30.4	5.5%	32.2	5.9%	61.9	5.4%	63.6	5.6%
Depreciation and amortization expense	57.5	10.3%	49.1	9.1%	120.3	10.5%	98.0	8.6%
Pre-opening costs	4.1	0.7%	4.0	0.7%	7.4	0.6%	8.7	0.8%
Total operating costs	472.6	84.9%	465.0	85.7%	975.2	85.1%	940.9	82.6%
Operating income	84.5	15.1%	77.1	14.3%	170.0	14.9%	198.5	17.4%
Interest expense, net	33.9	6.1%	32.9	6.1%	67.0	5.9%	63.6	5.6%
Loss on debt refinancing	—	—%	11.2	2.1%	—	—%	11.2	1.0%
Income before provision for income taxes	50.6	9.0%	33.0	6.1%	103.0	9.0%	123.7	10.8%
Provision for income taxes	10.3	1.8%	7.1	1.3%	21.3	1.9%	27.7	2.4%
Net income	$40.3	7.2%	$25.9	4.8%	$81.7	7.1%	$96.0	8.4%

Net income per share:
Basic	$1.02		$0.60		$2.05		$2.11
Diluted	$0.99		$0.60		$1.99		$2.09
Weighted average shares used in per share calculations:
Basic shares	39.67		43.01		39.94		45.47
Diluted shares	40.78		43.38		41.12		45.83

Other information:
Company-owned stores at end of period	224		211		224		211
Store operating weeks in the period	2,987		2,730		5,877		5,418
Total revenue per store operating weeks in the period (in thousands)	$187		$199		$195		$210
(1)All percentages are expressed as a percentage of total revenues for the respective period presented, except cost of entertainment, which is expressed as a percentage of entertainment revenues, and cost of food and beverage, which is expressed as a percentage of food and beverage revenues.
(2)We reclassified $0.9 to cost of entertainment and $2.6 to cost of food and beverage from other store operating expenses for the thirteen weeks ended July 30, 2023 to be consistent with the presentation for the thirteen weeks ended August 6, 2024. We reclassified $1.8 to cost of entertainment and $5.7 to cost of food and beverage from other store operating expenses for the twenty-six weeks ended July 30, 2023 to be consistent with the presentation for the twenty-six weeks ended August 6, 2024. We determined that reclassifying these expenses, which are primarily related to inventory items provided to customers during promotions and events, results in a clearer presentation of the cost of goods sold.

DAVE & BUSTER'S ENTERTAINMENT, INC.
Other Operating Data
(unaudited, in millions)
Condensed Consolidated Balance Sheets:

	August 6, 2024	February 4, 2024
ASSETS
Cash and cash equivalents	$13.1	$37.3
Other current assets	83.0	100.2
Total current assets	96.1	137.5
Property and equipment, net	1,425.2	1,332.7
Operating lease right of use assets	1,348.7	1,323.3
Intangible and other assets, net	963.9	960.9
Total assets	$3,833.9	$3,754.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$408.2	$435.6
Operating lease liabilities	1,589.5	1,558.5
Other long-term liabilities	259.4	225.1
Long-term debt, net	1,292.4	1,284.0
Stockholders' equity	284.4	251.2
Total liabilities and stockholders' equity	$3,833.9	$3,754.4

Summary Cash Flow Information:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 6, 2024	July 30, 2023	August 6, 2024	July 30, 2023
Net cash provided by operating activities:	$101.8	$103.8	$210.6	$196.2
Net cash used in investing activities:	(115.9)	(82.6)	(228.7)	(133.4)
Net cash used in financing activities:	(4.9)	(30.1)	(6.1)	(161.8)
Decrease in cash and cash equivalents	$(19.0)	$(8.9)	$(24.2)	$(99.0)

DAVE & BUSTER'S ENTERTAINMENT, INC.
Non-GAAP Measures
(unaudited, in millions)
Adjusted EBITDA:
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is presented because we believe that it provides useful information to investors and analysts regarding our operating performance. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. A reconciliation of net income to Adjusted EBITDA is provided below for the periods presented:

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 6, 2024 (5)		July 30, 2023 (5)		August 6, 2024 (5)		July 30, 2023 (5)
Net income	$40.3	7.2%	$25.9	4.8%	$81.7	7.1%	$96.0	8.4%
Add back:
Interest expense, net	33.9		32.9		67.0		63.6
Loss on debt refinancing	—		11.2		—		11.2
Provision for income taxes	10.3		7.1		21.3		27.7
Depreciation and amortization expense	57.5		49.1		120.3		98.0
EBITDA	142.0	25.5%	126.2	23.3%	290.3	25.3%	296.5	26.0%
Add back:
Share-based compensation (1)	2.3		5.2		6.3		11.9
Transaction and integration costs (2)	0.4		5.3		1.0		8.0
System implementation costs (3)	2.7		1.7		6.6		3.2
Other costs, net (4)	4.2		1.9		6.5		2.7
Adjusted EBITDA, a non-GAAP measure	$151.6	27.2%	$140.3	25.9%	$310.7	27.1%	$322.3	28.3%
(1)Non-cash share-based compensation expense, net of forfeitures, recorded in general and administrative expenses on the consolidated comprehensive income statement.
(2)Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)System implementation costs represent expenses incurred related to the development and launch of new enterprise resource planning, human capital management and inventory software for our stores and store support teams and staff augmentation for the implementation team at the store support center. These charges are primarily recorded in general and administrative expenses on the consolidated comprehensive income statement.
(4)Includes one-time, third-party consulting fees that are not part of our ongoing operations, impairment expenses and (gain) loss on property and equipment transactions. The third-party consulting fees are not part of our ongoing operations, and were incurred to execute two related, discrete, project-based strategic initiatives focused on transforming our marketing strategy and one discrete, project-based initiative to transform our supply chain operational efficiency. They are included in general and administrative expenses on the consolidated statement of comprehensive income. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business.
(5)All percentages are expressed as a percentage of total revenues for the respective period presented.

Store Operating Income Before Depreciation and Amortization:
Store Operating Income Before Depreciation and Amortization, a non-GAAP measure, represents operating income, plus depreciation and amortization expense, general and administrative expenses and pre-opening costs. We believe that Store Operating Income Before Depreciation and Amortization is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store Operating Income Before Depreciation and Amortization is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency, and performance, and we use Store Operating Income Before Depreciation and Amortization as a means of evaluating store financial performance compared with our competitors. However, because this measure excludes significant items such as general and administrative expenses and pre-opening costs, as well as our interest expense, net, loss on debt extinguishment/refinance and depreciation and amortization expense, which are important in evaluating our consolidated financial performance from period to period, the value of this measure is limited as a measure of our consolidated financial performance.

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 6, 2024 (1)		July 30, 2023 (1)		August 6, 2024 (1)		July 30, 2023 (1)
Operating income	$84.5	15.2%	$77.1	14.2%	$170.0	14.8%	$198.5	17.4%
Add back:
General and administrative expenses	30.4		32.2		61.9		63.6
Depreciation and amortization expense	57.5		49.1		120.3		98.0
Pre-opening costs	4.1		4.0		7.4		8.7
Store operating income before depreciation and amortization, a non-GAAP measure	$176.5	31.7%	$162.4	30.0%	$359.6	31.4%	$368.8	32.4%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented.

Credit Adjusted EBITDA:
Credit Adjusted EBITDA, a non-GAAP measure, represents Adjusted EBITDA plus certain other items as defined in our Credit Facility. Other adjustments include (i) entertainment revenue deferrals, (ii) the cost of new projects, including store pre-opening costs, (iii) business optimization expenses and other restructuring costs, and (iv) other costs and adjustments as permitted by the Debt Agreements. We believe the presentation of Credit Adjusted EBITDA is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Facility. The following table sets forth a reconciliation of Net income to Credit Adjusted EBITDA for the periods shown:

Trailing Four Quarters Ended August 6, 2024
Net income	$112.6
Add back:
Interest expense, net	130.8
Loss on debt refinancing	4.9
Provision for income taxes	29.8
Depreciation and amortization expense	230.8
EBITDA	508.9
Add back:
Share-based compensation (1)	10.4
Transaction and integration costs (2)	4.1
System implementation costs (3)	12.8
Pre-opening costs (4)	17.1
Entertainment revenue deferrals (5)	—
Other items, net (6)	7.8
Credit Adjusted EBITDA, a non-GAAP measure	$561.1
(1)Non-cash share-based compensation expense, net of forfeitures, recorded in general and administrative expenses on the consolidated comprehensive income statement.
(2)Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)System implementation costs represent expenses incurred related to the development and launch of new enterprise resource planning, human capital management and inventory software for our stores and store support teams. These charges are primarily recorded in general and administrative expenses on the consolidated comprehensive income statement.
(4)Represents costs incurred, primarily consisting of occupancy and payroll related expenses, associated with the opening of new stores. These costs are considered a "cost of new projects" as defined in our Credit Facility.
(5)Represents non-cash adjustments to our deferred entertainment revenue liabilities. These costs, which are included in entertainment revenues and food and beverage revenues on the consolidated comprehensive income statement, are considered an "other non-cash charges reducing net income" as defined in our Credit Facility.
(6)Other items primarily consisted of $12.8 million of one-time, third-party consulting fees and $0.9 million of severance costs, partially offset by a $6.0 million gain on property and equipment transactions. The third-party consulting fees are not part of our ongoing operations, and were incurred to execute two related, discrete, project-based strategic initiatives focused on transforming our marketing strategy and one discrete, project-based initiative to transform our supply chain operational efficiency. They are included in general and administrative expenses on the consolidated statement of comprehensive income. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business.

The following table provides a calculation of Net Total Leverage Ratio, as defined in our senior secured credit facility, for the period shown:

	As of, and for the Trailing Four Quarters Ended, August 6, 2024
Credit Adjusted EBITDA (a)	$561.1
Total debt	$1,301.4
Less: Cash and cash equivalents	$(13.1)
Add: Outstanding letters of credit	$11.0
Net debt (b)	$1,299.3
Net Total Leverage Ratio (b / a)	2.3	x
Adjusted Net Income:
Adjusted Net income, a non-GAAP measure, represents net income before special items, as calculated below. We believe excluding these special items from net income provides investors with a clearer perspective of our ongoing operating performance and a more relevant comparison to prior period results. The following table presents a reconciliation of Net income to Adjusted Net income and presents Adjusted Net income per diluted share, for the periods shown:

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 6, 2024		July 30, 2023		August 6, 2024		July 30, 2023
	$	EPS	$	EPS	$	EPS	$	EPS
Net income	$40.3	$0.99	$25.9	$0.60	$81.7	$1.99	$96.0	$2.09
Add back:
Loss on debt refinancing	—	—	11.2	0.26	0.0	—	11.2	0.24
Transaction and integration costs (1)	0.4	0.01	5.3	0.12	1.0	0.02	8.0	0.17
System implementation costs (2)	2.7	0.07	1.7	0.04	6.6	0.16	3.2	0.07
Other items, net (3)	4.2	0.10	1.9	0.04	6.5	0.16	2.7	0.06
Tax impact of items above, net (4)	(1.9)	(0.05)	(5.1)	(0.12)	(3.6)	(0.09)	(6.4)	(0.14)
Adjusted Net income, a non-GAAP measure	$45.7	$1.12	$40.9	$0.94	$92.2	$2.24	$114.7	$2.50
(1)Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated comprehensive income statement.
(2)System implementation costs represent expenses incurred related to the development and launch of new enterprise resource planning, human capital management and inventory software for our stores and store support teams. These charges are primarily recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)Includes one-time, third-party consulting fees that are not part of our ongoing operations, impairment expenses, and (gain) loss on property and equipment transactions.
(4)The income tax effect related to special items is based on the statutory tax rate for the applicable period.